Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-278321) and Form F-3 (File No. 333-284050) of our report dated May 12, 2025, with respect to the consolidated financial statements of Hongli Group Inc. (the “Company”) as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, and the related notes, which report is included in the Company’s December 31, 2024 Annual Report on Form 20-F.

/s/ RBSM LLP

New York, NY

May 12, 2025